Filed pursuant to Rule 424(b)(5)

Registration File No.: 333-183862

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	5,984,232	$90.58(1)	$542,051,734.56(1)	$73,935.86(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the market value of Genesee & Wyoming Inc. Class A Common Stock being registered, as established by the average of the high and low prices of Genesee & Wyoming Inc. Class A Common Stock as reported on the New York Stock Exchange on March 7, 2013, which was $90.58.
(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated September 12, 2012)

Genesee & Wyoming Inc.

CLASS A COMMON STOCK

This prospectus supplement relates to the possible resale from time to time of up to 5,984,232 shares of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), by the selling stockholder named herein. For more information regarding the shares to be sold by the selling stockholder, see “Summary of the Transaction.” We will not receive proceeds from any sale of shares of Class A Common Stock by the selling stockholder, but we have agreed to pay certain registration expenses relating to such shares of Class A Common Stock. The selling stockholder from time to time may offer and sell the shares of Class A Common Stock held by it directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions. For further information regarding the possible methods by which shares of Class A Common Stock may be distributed, see “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “GWR.” On March 12, 2013, the last reported sale price of our Class A Common Stock on the New York Stock Exchange was $92.27 per share.

Investing in our Class  A Common Stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 13, 2013.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part consists of the accompanying prospectus, which gives more general information, some of which may not be applicable to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless otherwise indicated the terms “Genesee & Wyoming,” “GWI,” the “Company,” “we,” “our” and “us” refer to Genesee & Wyoming Inc. and its subsidiaries, including RailAmerica, Inc. (“RailAmerica”) and its subsidiaries. GWI acquired RailAmerica on October 1, 2012. However, the shares of RailAmerica were held in a voting trust while the United States Surface Transportation Board (“STB”) considered our control application, which application was approved with an effective date of December 28, 2012. Accordingly, we accounted for the earnings of RailAmerica using the equity method of accounting while the shares were held in the voting trust and our preliminary allocation of the purchase price to the acquired assets and assumed liabilities is included in our consolidated balance sheet at December 31, 2012. Therefore, unless specifically identified to the contrary, references to income statement line items discussed within this prospectus supplement, such as revenues and expenses, do not include RailAmerica.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding future events and future performance of Genesee & Wyoming Inc. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results may differ materially from those expressed or forecasted in these forward-looking statements. Examples of factors that could cause actual results to vary from those expressed in forward-looking statements include all statements that are not historical in nature, including statements regarding:

•	the industry and markets in which we operate, including their outlook, and our competitive position, growth strategy and prospects;

•

the impact of political, social or economic conditions (including commodity demand associated with the industrialization of developing economies) on our results and our susceptibility to downturns in the general economy;

•

our ability to complete, integrate and benefit from acquisitions, investments, joint ventures and strategic alliances and the challenges associated with managing rapid growth and operating a global business with decentralized management and operations;

S-ii

•	our substantial indebtedness and our ability to fulfill our obligations under such indebtedness;

•	the imposition of operational restrictions as a result of covenants in our debt agreements;

•

our susceptibility to severe weather conditions, climate change and other natural occurrences, which could result in shutdowns, derailments, other substantial disruptions of operations or impacts on our customers;

•

governmental policies, legislative and regulatory developments affecting our railroad operations or the operations of our customers, including the passage of new legislation, rulings by the STB and the Federal Railroad Administration (“FRA”), as well as the actions of the Railroad Retirement Board in the United States and the actions of the governmental entities in the foreign jurisdictions where we operate;

•	our relationships with Class I railroads and other connecting carriers for our operations;

•	our ability to obtain rail cars and locomotives from other providers on which we are currently dependent;

•	competition from numerous sources, including those relating to geography, substitute products, other modes of transportation and other rail operators;

•	changes in foreign exchange policy or rates;

•	strikes, work stoppages or unionization efforts by our employees or in the rail network;

•	our ability to attract, retain and develop a sufficient number of skilled employees, including senior leadership in the various geographies in which we operate;

•	our obligation as a common carrier to transport hazardous materials by rail;

•	the occurrence of losses or other liabilities that are not covered by insurance or that exceed our insurance limits, or that cause our self-insured retentions or insurance premiums to rise;

•	rising fuel costs or constraints in fuel supply;

•	customer retention and contract continuation;

•	our exposure to the credit risk of customers and counterparties;

•	our ability to manage our growth effectively;

•	our funding needs and financing sources, including our ability to obtain government funding for capital projects;

•	acts of terrorism and anti-terrorism measures;

•

the effects of market and regulatory responses to environmental, health and safety law changes, as well as the effects of violations of, or liabilities under, new or existing environmental, health and safety laws, regulations and requirements;

•	our susceptibility to various legal claims and lawsuits;

•	our susceptibility to risks associated with doing business in foreign countries;

•	our ability to achieve anticipated cost savings from synergies and to utilize RailAmerica’s tax benefits; and

•	the other risk factors set forth in “Risk Factors” in this prospectus supplement.

The areas in which there is risk and uncertainty are further described in documents that we file from time to time with the Securities and Exchange Commission (the “SEC”), which contain additional important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained

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herein. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and our actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus not to occur.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are taking advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, and we undertake no obligation to update our forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

S-iv

SUMMARY

This summary highlights selected information about us and the offering of shares of our Class A Common Stock. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus.

About Genesee & Wyoming Inc.

Overview

We own and operate short line and regional freight railroads and provide railcar switching and other rail-related services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, we operate a longer-haul railroad that runs approximately 1,400 miles between Tarcoola in South Australia and Darwin in the Northern Territory of Australia. As of December 31, 2012, we operated in 39 states in the United States, four Australian states, one Australian territory and four Canadian provinces and provide rail service at 35 ports in North America, Australia and Europe. As of December 31, 2012, we operated over approximately 14,700 miles of owned, jointly owned or leased track (inclusive of the Tarcoola to Darwin rail line operated under a concession agreement) and 3,270 additional miles under other contractual track access arrangements.

On October 1, 2012, we acquired RailAmerica for approximately $2.0 billion (equity purchase price of approximately $1.4 billion plus net debt of $659.2 million), which is our largest acquisition to date. RailAmerica owned and operated 45 short line freight railroads in North America, with approximately 7,100 miles of track in 28 U.S. states and three Canadian provinces as of the acquisition date. Our acquisition of RailAmerica combined the two largest short line railroad operators in North America. The acquisition is expected to provide a wide national footprint for future industrial and commercial development along our 108 railroads in North America, and to allow us to realize significant cost savings. Following our acquisition of RailAmerica, we believe we are the largest operator of short line and regional freight railroads in North America.

Growth Strategy

Since our initial public offering in 1996 through December 31, 2012, our revenues increased at a compound annual growth rate of 16.3%, from $77.8 million in 1996 to $874.9 million in 2012. We have achieved these results primarily through the disciplined execution of our growth strategy. The two main drivers of our growth strategy are the execution of (1) our operating strategy and (2) our acquisition and investment strategy.

Operating Strategy

Our railroads operate under strong local management teams, with centralized administrative, commercial and operational support and oversight. As of January 1, 2013, our continuing operations were organized as 11 regions, which include one new region that we created following the acquisition of RailAmerica. In the United States, we have eight regions: Rail Link (which includes industrial switching and port operations), Pacific, Mountain West, Central, Southern, Midwest, Ohio Valley and Northeast. Outside the United States, we have three regions: Australia, Canada (which includes a contiguous railroad located in the United States) and Europe (which consists of operations in the Netherlands and Belgium).

In each of our regions, we seek to encourage the entrepreneurial drive, local knowledge and customer service that we view as necessary to achieve our financial goals. Our regional managers continually focus on increasing our return on invested capital, earnings and cash flow through the disciplined execution of our operating strategy. At the regional level, our operating strategy consists of the following four principal elements:

•

Continuous Safety Improvement. We believe that a safe work environment is essential for our employees, our customers and the communities in which we conduct business. Each year, we establish stringent safety targets as part of our safety program. In 2012, GWI achieved a consolidated FRA reportable injury frequency rate of 0.48 per 200,000 man-hours worked, which does not include RailAmerica’s 2012 safety results. Through the implementation of our safety program, we have reduced our injury frequency rate by 75% since 2006, when it was 1.95 injuries per 200,000 man-hours worked. In 2012, RailAmerica achieved a consolidated FRA reportable injury frequency rate of 1.75 per 200,000 man-hours worked. On a pro forma basis, GWI’s reportable injury frequency rate combined with RailAmerica was 0.88 for the year ended December 31, 2012. For comparative purposes, in January through December 2012, the most recent month for which FRA data is publicly available, the United States short line average was 2.4 injuries per 200,000 man-hours worked, and the United States regional railroad average was 3.0 injuries per 200,000 man-hours worked. Based on these results, in 2012, GWI was five times safer than the short line railroad average, more than six times safer than the regional railroad average and safer than any U.S. Class I railroad.

•

Focused Regional Marketing. We generally build and operate each of our regions on a base of large industrial customers and seek to grow rail traffic through marketing efforts. As a result of the acquisition of RailAmerica, we expect our expanded North American footprint will provide us with greater visibility to new commercial and industrial development opportunities in North America and increase the success of our marketing efforts. We also pursue additional sources of revenue by marketing to new industrial customers and providing ancillary rail services. These ancillary rail services include railcar switching, repair, storage, cleaning, weighing and blocking and bulk transfer, which enable shippers and Class I carriers to move freight more easily and cost-effectively. Separately, in Australia and Europe, where there are open access regimes, we are able to compete for new business opportunities with customers anywhere on the open access rail network.

•

Lower Operating Costs. We focus on lowering operating costs and historically have been able to operate acquired rail lines more efficiently than they were operated before our acquisition. We typically achieve efficiencies by lowering administrative overhead, consolidating equipment and track maintenance contracts, reducing transportation costs and selling surplus assets.

•

Efficient Use of Capital. We invest in track and rolling stock to ensure that we operate safe railroads that meet the needs of customers. At the same time, we seek to maximize our return on invested capital by focusing on cost effective capital programs. For example, in our short haul and regional operations in North America, we typically rebuild older locomotives rather than purchase new ones and invest in track at levels appropriate for traffic type and density. In addition, because of the importance of certain customers and railroads to the regional economies, we are able, in some instances, to obtain state, provincial and/or federal grants to upgrade track. Typically, we seek government funds to support investments that otherwise would not be economically viable for us to fund on a stand-alone basis.

To assist our local management teams, we provide commercial and operational support from corporate staff groups where there are benefits to be gained from centralized expertise. Our commercial group assists local management by providing assistance with regional pricing, origin and destination offerings across the Company, managing real estate revenue (including from land leases and crossing and access rights), industrial development project expertise, 24/7 customer service and Class I relationship management. Our operations department assists with the implementation of our safety culture and training programs, manages a centralized purchasing staff to leverage our scale in purchasing rail and rail-related equipment, assists with efficient equipment utilization and service design, and provides mechanical, locomotive and bridge engineering expertise. In addition, we maintain other traditional, centralized functions, such as accounting, finance, legal, corporate development, government and industry affairs, human resources and information technology.

Acquisition and Investment Strategy

Our acquisition and investment strategy includes the acquisition or long-term lease of existing railroads, as well as investment in rail equipment and/or track infrastructure to serve new and existing customers. Since 1985, we have completed 37 acquisitions and made several significant rail equipment investments to serve customers that are developing natural resource projects, such as iron ore mines. Historically, our acquisition, investment and long-term lease opportunities have been from the following five sources:

•

Acquisitions of other regional railroads or short line railroads in the United States and Canada, such as our acquisitions of RailAmerica in 2012, Arizona Eastern Railway Company in 2011, CAGY Industries, Inc. in 2008, the Ohio Central Railroad System in 2008 and Rail Management Corporation in 2005. Based on Association of American Railroads data, as of December 31, 2011, there were approximately 460 short line and regional railroads in the United States not owned by us;

•

Investments in track and/or rolling stock to support new industrial or mineral development in new or existing areas of operations, such as our long-term rail services agreement with Labrador Iron Mines Limited (“LIM”) to haul unit trains of iron ore over LIM’s six-kilometer railway, and our recently announced expansion of two existing rail haulage contracts to transport export iron ore in South Australia;

•

Acquisitions of international railroads, such as our acquisitions of FreightLink Pty Ltd in Australia and Rotterdam Rail Feeding in the Netherlands. We believe that there are additional acquisition and investment opportunities in Australia, Europe and other international markets;

•

Acquisitions or long-term leases of branch lines of Class I railroads, such as our recent lease from Norfolk Southern Railway Company (“NS”) of the Columbus & Chattahoochee Railroad, Inc., a 26-mile segment of NS track that runs from Girard, Alabama to Mahrt, Alabama; and

•	Acquisitions of rail lines of industrial companies, such as our acquisition of railroads owned by Georgia-Pacific Corporation.

When we make acquisitions, we seek to derive revenues and cost synergies wherever possible and to implement best practices to increase the value of our investment, which is frequently accomplished through the elimination of duplicative overhead functions, implementation of our safety culture, improvements to operating plans and equipment utilization and enhanced customer service. For instance, with the acquisition of RailAmerica we have identified duplicative corporate overhead costs and general administrative expenses, which we believe are not necessary for the combined operations, and that we anticipate will result in ongoing annual cost savings of approximately $36 million, excluding implementation costs we expect to incur to realize these savings. In addition, we intend to leverage RailAmerica’s real estate department and plan to implement best practices that are identified as part of the integration across all our railroads.

Following the RailAmerica acquisition, we are continuing to target these five sources of acquisition and investment opportunities. We also believe that our larger footprint of railroads in North America will increase the number of future opportunities to make contiguous short line acquisitions due to a higher number of touch points with other railroads. On a global basis, we believe that our increased scale and greater financial resources will improve our ability to invest in rail opportunities worldwide. We have played a significant role in the consolidation of the short line industry in North America and have made a number of important railroad investments in international markets, and we expect to continue to pursue our acquisition and investment strategy while adhering to our disciplined valuation approach.

Corporate Information

Genesee & Wyoming Inc. is a Delaware corporation incorporated in 1977. Our executive offices are located at 66 Field Point Road, Greenwich, CT 06830. Our telephone number is (203) 629-3722. We expect to relocate our executive offices to a new location at 20 West Avenue, Darien, Connecticut on or about May 14, 2013. Our website address is http://www.gwrr.com. The information on or accessible from our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Genesee & Wyoming Inc.

Selling Stockholder	For information concerning the shares of Class A Common Stock that may be offered from time to time by the selling stockholder pursuant to this prospectus supplement, see “Selling Stockholder.” Pursuant to the terms of the Investment Agreement, dated July 23, 2012, between GWI and Carlyle Partners V, L.P., the selling stockholder currently has one director and one non-voting observer on our Board of Directors. See “Selling Stockholder.”

New York Stock Exchange Symbol	GWR

Shares of Class A Common Stock Offered by the Selling Stockholder	5,984,232 shares

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling stockholder of any shares of Class A Common Stock. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth in the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference herein as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Class A Common Stock.

RISK FACTORS

An investment in our Class A Common Stock involves certain risks. You should carefully consider the risks described below, as well as the other risks and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our Class A Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Certain risks relating to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus supplement, and which you should carefully review and consider. You should also carefully review and consider any risks described in our subsequently filed quarterly and annual reports.

Risks Relating to Our Class A Common Stock

Our directors and executive officers have the ability to significantly influence the vote of GWI’s stockholders on significant corporate actions.

As of February 28, 2013, our directors and executive officers beneficially owned approximately 2.38% of the outstanding shares of our Class A Common Stock and approximately 67.62% of the outstanding shares of our Class B common stock, par value $0.01 per share (“Class B Common Stock”), which has ten votes per share, representing in the aggregate approximately 18.67% of our voting power, including approximately 15.57% of the voting power controlled by Mortimer B. Fuller III, our Chairman of the Board of Directors. As a result, Mr. Fuller and the other directors and executive officers will have the ability to significantly influence the vote of stockholders on important corporate actions requiring stockholder approval, including mergers, share exchanges or sales of all or substantially all of our assets. With this voting power, Mr. Fuller and the other directors and executive officers may also have the ability to delay or prevent a change in control.

We do not expect to pay dividends to holders of Class A Common Stock.

Our Senior Secured Syndicated Facility Agreement contains restrictions on the payment of cash dividends. We do not intend to pay cash dividends on Class A Common Stock or Class B Common Stock for the foreseeable future and we intend to retain earnings, if any, for the operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of the Board of Directors and subject to applicable law and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board of Directors.

The market price of our Class A Common Stock may be volatile and you could lose all or part of your investment.

Volatility in the market price of the Class A Common Stock may prevent a holder from being able to sell its shares of Class A Common Stock at or above the price paid for them. During the period from January 1, 2011 to February 28, 2013, our Class A Common Stock has fluctuated from a high of $90.18 per share to a low of $45.19 per share. The market price of the Class A Common Stock has fluctuated significantly in the recent past and could fluctuate significantly in the future for various reasons, which include:

•	actual or anticipated fluctuations in our quarterly or annual earnings or those of other companies in our industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	changes in market valuations or operating performance of our competitors or companies similar to ours;

•	additions and departures of key personnel;

•

variance in our financial performance from the expectations of market analysts, including changes in earnings estimates or recommendations by research analysts who track our Class A Common Stock or the stocks of other companies in our industry;

•	changes in expectations as to our future financial performance, including financial estimates by research analysts and investors;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to our business;

•	general global macroeconomic conditions;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally; and

•	risks enumerated elsewhere in this section.

In addition, in recent years, the global equity markets have experienced substantial price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies including us and the companies in our industry. The price of Class A Common Stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce the stock price and a holder’s ability to sell its shares.

Shares eligible for future sale could have adverse consequences for the market price of Class A Common Stock.

As of February 25, 2013, our outstanding shares of Class B Common Stock were freely convertible on a one-for-one basis into 1,728,952 shares of Class A Common Stock and, if so converted, will be eligible for sale subject to the volume and other limitations of Rule 144. In addition, shares of our Class A Common Stock will be issuable upon settlement of the purchase contracts that are components of our 5.00% Tangible Equity Units (the “Units”). In addition, we make grants of awards under our incentive compensation plans which will impact the amount of Class A Common Stock available for future sale. We cannot predict the effect, if any, that the availability of shares of Class A Common Stock for future sales will have on the market price of Class A Common Stock prevailing from time to time. Sales of substantial amounts of Class A Common Stock, including shares issued upon the conversion of Class B Common Stock or the settlement of the purchase contracts that are components of the Units, or under our equity incentive plans, or the perception that these sales could occur, could adversely affect prevailing market prices for Class A Common Stock.

A substantial amount of previously unregistered shares of our Class A Common Stock are being registered for sale hereunder, which may depress the market price of our Class A Common Stock.

Of the 51,412,303 shares of our Class A Common Stock issued and outstanding as of February 25, 2013, approximately 11.6% were held by the selling stockholder. The shares of Class A Common Stock that may be offered for resale under this prospectus supplement will not be freely tradable on the New York Stock Exchange prior to the completion of this offering. The resale by the selling stockholder of all of the shares of Class A Common Stock offered hereby would increase the number of shares of our Class A Common Stock traded on the New York Stock Exchange, which could depress the market price of our Class A Common Stock.

Additional issuances of equity securities, including pursuant to settlement of the Units, would dilute the ownership of existing stockholders and could reduce our earnings per share, and may cause the Class A Common Stock price to decline, which may negatively impact a holder’s investment.

We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions, settlement of the Units, our incentive plans or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Issuances of substantial numbers of additional shares of Class A Common Stock, including in connection with future acquisitions, if any, or the perception that such issuances could occur, may cause prevailing market prices for our Class A Common Stock to decline, which may negatively impact a holder’s investment. In addition, our Board of Directors is authorized to issue shares of preferred stock without any action on the part of our stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our Class A Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms.

Our certificate of incorporation, by-laws, debt agreements and continuity agreements with our executive officers as well as Delaware corporate law contain provisions that may discourage a takeover attempt.

Certain provisions of our certificate of incorporation and by-laws may have the effect of discouraging a third party from making an acquisition proposal and may inhibit a change in control under circumstances that could give the stockholders the opportunity to realize a premium over the then-prevailing market prices. Specifically, mergers and certain other corporate actions require the approval of two-thirds of the total votes represented by all Class A Common Stock and Class B Common Stock unless we are the survivor of the merger or consolidation and no change of control has occurred as a result of the merger or consolidation. Our Board of Directors is divided into three classes, with the members of each class serving staggered three-year terms, and is expressly authorized to consider a variety of factors in determining our best interests. In addition, under certain circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an “interested stockholder,” generally a 15% stockholder, to effect certain business combinations with a corporation for a three-year period.

Certain of our debt instruments have, and may in the future have, change in control features that may accelerate the maturity of amounts due under such instruments. In addition, we have entered into and may in the future enter into continuity agreements with each of our executive officers. Our current agreements provide that upon termination of the officer’s employment without cause or for “good reason” in connection with or within two years after a defined change in control of us, the officer will receive a cash amount equal to up to three times the sum of the officer’s base salary and target bonus. Certain of our executive officers with continuity agreements are entitled to either (1) a gross-up payment for any golden parachute excise tax payments if the parachute payments exceed 10% of the safe harbor limit, but if such parachute payments are less than 10% of the applicable safe harbor limit, the parachute payments will be reduced to the safe harbor limit, less one dollar, or (2) the greater of the after-tax parachute payment (including the payment by such executive officers of the golden parachute excise tax) or the after-tax safe harbor limit, less one dollar. In addition, certain employees who receive stock options and other equity-based awards under our equity compensation plans are entitled to have all unvested equity awards vest upon a defined change in control of us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling stockholder of any shares of Class A Common Stock.

SUMMARY OF THE TRANSACTION

On February 13, 2013, GWI converted all of its outstanding Mandatorily Convertible Perpetual Preferred Stock, Series A-1, par value $0.01 per share (the “Series A-1 Preferred Stock”), which was issued to certain affiliates of Carlyle Partners V, L.P. (“Carlyle”) in connection with the RailAmerica acquisition, into shares of Class A Common Stock. GWI was permitted to convert the Series A-1 Preferred Stock into shares of Class A Common Stock because it had satisfied the conversion criteria set forth in the Certificate of Designations for the Series A-1 Preferred Stock, including that the closing price of the Class A Common Stock exceed 130% of the conversion price, or $76.03, for 30 consecutive trading days, which condition was satisfied as of the close of trading on February 12, 2013. Upon conversion on February 13, 2013, each share of Series A-1 Preferred Stock was converted into 17.0978166 shares of Class A Common Stock, resulting in the issuance of an aggregate of 5,984,232 shares of Class A Common Stock, plus cash in lieu of fractional shares. Pursuant to terms of the Registration Rights Agreement between GWI and affiliates of Carlyle, GWI is registering the resale of such shares of Class A Common Stock by the selling stockholder. See “Selling Stockholder.”

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “GWR.” On March 12, 2013, the last reported sale price for our Class A Common Stock was $92.27 per share, as reported on the New York Stock Exchange (exclusive of after hours trading). The following table sets forth, for the periods indicated, the high and low closing sales price per share of our Class A Common Stock on the New York Stock Exchange (exclusive of after hours trading).

	High	Low
2013
First Quarter (through March 12, 2013)	$92.40	$79.72

2012
Fourth Quarter	76.28	67.32
Third Quarter	67.92	52.27
Second Quarter	58.15	48.08
First Quarter	66.09	54.56

2011
Fourth Quarter	61.81	45.47
Third Quarter	60.43	45.19
Second Quarter	61.98	53.86
First Quarter	58.45	50.80

As of February 25, 2013, there were approximately 273 holders of record of our Class A Common Stock and 18 holders of record of our Class B Common Stock. There is no established trading market for our Class B Common Stock and in order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis.

DIVIDEND POLICY

We did not pay cash dividends to our common stockholders in the years ended December 31, 2012 and 2011. We do not intend to pay cash dividends to our common stockholders for the foreseeable future and intend to retain earnings, if any, for future operation and expansion of our business. Any determination to pay dividends to our common stockholders in the future will be at the discretion of our Board of Directors, subject to applicable law and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Any payments of dividends will also be subject to restrictions contained in our Senior Secured Syndicated Facility Agreement.

SELLING STOCKHOLDER

The following table sets forth certain information as of February 25, 2013 concerning the shares of Class A Common Stock that may be offered from time to time by the selling stockholder pursuant to this prospectus supplement. The information is based on information provided by or on behalf of the selling stockholder and has not been independently verified by us.

The information contained in the table below regarding the beneficial ownership after sale of the Class A Common Stock is based on the assumption that the selling stockholder will sell all of the shares of Class A Common Stock that may be offered by it pursuant to this prospectus supplement and the accompanying prospectus and that any other shares of Class A Common Stock owned by the selling stockholder as of the date of this prospectus supplement will continue to be beneficially owned by the selling stockholder. However, because the selling stockholder may sell all or some portion of the Class A Common Stock, no estimate can be given as to the amount of the shares of Class A Common Stock that will be held by the selling stockholder upon termination of any sales. Information about the selling stockholder may change over time. In particular, the selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of its Class A Common Stock since the date on which it provided to us information regarding its Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. The percentage of beneficial ownership set forth below is based upon 51,412,303 shares of Class A Common Stock issued and outstanding as of February 25, 2013. The percentage of beneficial ownership after the offering gives effect to the 5,984,232 shares of Class A Common Stock to be offered by the selling stockholder. In addition, as of February 25, 2013, there were 1,728,952 shares of Class B Common Stock issued and outstanding for which there is no established trading market, and in order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. The selling stockholder does not hold any options currently exercisable or exercisable within 60 days or beneficially own any shares of Class B Common Stock.

Except as set forth below, none of the selling stockholder nor any of the registered holders (as defined in Note (1) below) has held any position or office or has had any other material relationship with us (or our predecessors or affiliates) during the past three years. See also “Incorporation by Reference.”

Name	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Percentage of Outstanding Shares of Class A Common Stock Beneficially Owned Prior to Offering	Share of Class A Common Stock that May be Offered Hereby	Number of Shares of Class A Common Stock Beneficially Owned After Offering	Percentage of Outstanding Shares of Class A Common Stock Beneficially Owned After Offering
TC Group V, L.P.(1)	5,984,232	11.6%	5,984,232	—	—

(1)

Consists of 3,550,409 shares owned by Carlyle Partners V GW, L.P., 553,658 shares owned by CP V GW AIV1, L.P., 540,740 shares owned by CP V GW AIV2, L.P., 540,933 shares owned by CP V GW AIV3, L.P., 559,829 shares owned by CP V GW AIV4, L.P., 212,402 shares owned by CP V Coinvestment A, L.P. and 26,261 shares owned by CP V Coinvestment B, L.P. (Carlyle Partners V GW, L.P., CP V GW AIV1, L.P., CP V GW AIV2, L.P., CP V GW AIV3, L.P., CP V GW AIV4, L.P., CP V Coinvestment A, L.P. and CP V Coinvestment B, L.P., collectively, the “registered holders”). Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of TC Group V, L.L.C., which is the general partner of TC Group V, L.P., which is the general partner of each of the registered holders. The business address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walker Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands. The business address of each of the other entities listed herein is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

The registered holders are currently entitled to nominate one director and appoint one non-voting observer to our Board of Directors, which right will continue for so long as such registered holders (or their affiliates) (i) beneficially own at least 10% of the total number of outstanding shares of Class A Common Stock and Class B Common Stock or (ii) beneficially own at least 50% of the number of shares of Class A Common Stock beneficially owned by such registered holders (or their affiliates) following the purchase of the Series A-1 Preferred Stock pursuant to the Investment Agreement, dated July 23, 2012, between GWI and Carlyle. Currently, the registered holders have one director and one non-voting observer on our Board of Directors.

PLAN OF DISTRIBUTION

The selling stockholder, including its transferees, pledgees or donees or their successors, may from time to time offer and sell some or all of the shares of our Class A Common Stock beneficially owned by them and offered hereby directly to purchasers or through underwriters, broker-dealers or agents, who may act as principal or agent and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or the purchasers of the Class A Common Stock. These discounts, commissions or concessions as to any particular underwriter, broker-dealer or agent may be less than or in excess of those customary in the types of transactions involved.

The shares of our Class A Common Stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the selling stockholder or by agreement between the selling stockholder and underwriters, broker-dealers or agents. The aggregate proceeds to the selling stockholder from the sale of the Class A Common Stock offered by it will be the purchase price of the Class A Common Stock less discounts, commissions and concessions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholder.

The sales described above may be effected in transactions:

•	on any national securities exchange or quotation service on which the Class A Common Stock may be listed at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through crosses in which the same broker acts as an agent on both sides of the trade;

•	in privately negotiated transactions;

•	through loans or pledges of our Class A Common Stock to a broker-dealer who may sell the Class A Common Stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	any combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act rather than under the prospectus and this prospectus supplement. In connection with the sale of any shares of our Class A Common Stock, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Class A Common Stock short and deliver such shares of Class A Common Stock to close out its short positions, or loan or pledge such shares of Class A Common Stock to broker-dealers that in turn may sell such securities.

Offers to purchase shares of Class A Common Stock may also be solicited by agents designated by the selling stockholder from time to time.

The selling stockholder or its successors in interest may from time to time pledge or grant a security interest in some or all of the shares of our Class A Common Stock and, if the selling stockholder defaults in the performance of its secured obligation, the pledgees or secured parties may offer and sell the selling stockholder’s shares of Class A Common Stock from time to time under this prospectus supplement; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholder, in order for the shares of Class A Common Stock to be sold under cover of the registration statement of which this prospectus supplement forms a part, unless permitted by law, we must file an amendment to the registration statement or prospectus supplement under applicable provisions of the Securities Act in which the pledgee, transferee, secured party or other successors in interest are included as a selling stockholder under this prospectus supplement.

There can be no assurance that the selling stockholder will sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part.

In order to comply with the securities laws of some states, if applicable, the shares of Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of Class A Common Stock may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Class A Common Stock may be deemed to be underwriting discounts or commissions under the Securities Act and the rules of the Financial Industry Regulatory Authority (“FINRA”). Selling security holders who are affiliates of registered broker-dealers may be deemed “underwriters” within the meaning of the Securities Act if such selling security holder (a) did not acquire its shares of Class A Common Stock in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A Common Stock. If the selling stockholder is deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, liability under Sections 11 and 12 of the Securities Act and Rule 10b-5 under the Exchange Act.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of Class A Common Stock. The selling stockholder may ultimately not sell all, and conceivably may not sell any, of the shares of Class A Common Stock offered by it under this prospectus supplement. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of Class A Common Stock by other means not described in this prospectus supplement. Furthermore, any securities covered by this prospectus supplement which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus supplement.

To the extent required, the specific shares of Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement to which this prospectus supplement relates.

On February 13, 2013, GWI converted all of its outstanding Series A-1 Preferred Stock issued in connection with the RailAmerica acquisition and held by certain affiliates of Carlyle. GWI was permitted to convert the Series A-1 Preferred Stock because it had satisfied the conversion criteria set forth in the Certificate of Designations for the Series A-1 Preferred Stock, including that the closing price of our Class A Common Stock exceed 130% of the conversion price, or $76.03, for 30 consecutive trading days, which condition was satisfied as of the close of trading on February 12, 2013. Upon conversion on February 13, 2013, each share of Series A-1 Preferred Stock was converted into 17.0978166 shares of Class A Common Stock, resulting in the issuance of an aggregate of 5,984,232 shares of Class A Common Stock, plus cash in lieu of fractional shares. We entered into a registration rights agreement dated as of October 1, 2012 with such affiliates of Carlyle for the benefit of holders of the Series A-1 Preferred Stock and the Class A Common Stock issuable upon conversion of the Series A-1 Preferred Stock to register their shares of Class A Common Stock under the Securities Act. The registration rights agreement provides that GWI is required to indemnify the selling stockholder against specific liabilities in connection with the shares of Class A Common Stock offered for sale pursuant to this prospectus supplement and the accompanying prospectus, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify GWI against specific liabilities in connection with this prospectus supplement, any amendments or supplements to this prospectus supplement, any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document in reliance upon and in conformity with certain information furnished to us for inclusion herein and in such other documents. We have agreed, among other things, to pay certain expenses related to the registration statement to which this prospectus supplement relates.

Affiliates of the selling stockholder are broker-dealers and may be FINRA members. If any of such affiliates act as an underwriter in an offering of Class A Common Stock made under this prospectus supplement, it will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B). In addition, if more than 5% of net offering proceeds of any offering of Class A Common Stock made under this prospectus supplement will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, it will have a “conflict of interest” pursuant to Rule 5121(f)(5)(C)(ii). Accordingly, such offering will being made in compliance with the requirements of FINRA Rule 5121. If a bona fide public market exists for the Class A Common Stock at the time of such offering, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter would not necessary.

VALIDITY OF SECURITIES

The validity of the shares of the Class A Common Stock offered by this prospectus supplement has been passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Genesee & Wyoming’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the exclusion of RailAmerica, Inc., a business acquired on October 1, 2012, from the audit of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of RailAmerica, Inc. incorporated in this prospectus supplement by reference to Genesee & Wyoming’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement other information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus supplement incorporates important business and financial information about us that is not included in or delivered with this prospectus supplement. The information we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to time at which the selling stockholder sells all of the securities that we have registered for sale in this prospectus supplement under the registration statement. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement.

1. Our Annual Report on Form 10-K for the year ended December 31, 2012 (filed on March 1, 2013).

2. The portions of our Definitive Proxy Statement on Schedule 14A (filed on April 4, 2012) that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2011).

3. Our Current Reports on Form 8-K filed on June 8, 2012 (as amended by the Current Report on Form 8-K/A filed on August 2, 2012), July 23, 2012 (only with respect to Item 1.01—Investment Agreement), September 10, 2012 (only with respect to Item 1.01), September 12, 2012, January 3, 2013, January 14, 2013, February 7, 2013, February 12, 2013 (only with respect to Item 8.01) and March 13, 2013.

4. The description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-31456) filed on September 23, 2002.

The referenced documents have been filed with the SEC and are available from the SEC’s internet site and public reference rooms described under “Where You Can Find Additional Information.” We also make available any documents we file with the SEC free of charge on our website (http://www.gwrr.com) as soon as reasonably practicable after we file such documents electronically. Information contained on or accessible through our website is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, CT 06830

Attention: Allison M. Fergus, Esq.

Telephone: (203) 629-3722

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Genesee & Wyoming’s Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

PROSPECTUS

Genesee & Wyoming Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell debt securities, shares of preferred stock, shares of Class A common stock, par value $0.01 per share (Class A Common Stock), warrants, depositary shares, stock purchase contracts, stock purchase units or units, comprised of two or more of any of the securities referred to herein in any combination, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of offering.

In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our Class A Common Stock in such amounts, at prices and on other terms to be determined at the time of the offering and as set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our Class A Common Stock by any selling stockholders.

We and the selling stockholders, if any, will provide the specific terms and offering price of these securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We and the selling stockholders, if any, may offer these securities directly to investors, through agents, underwriters or dealers on a continued or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Investing in our debt securities, shares of preferred stock, shares of Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units or units involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our debt securities, shares of preferred stock, shares of Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units or units.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “GWR.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2012.

Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding future events and future performance of Genesee & Wyoming Inc. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results may differ materially from those expressed or forecast in these forward-looking statements. Examples of factors that could cause actual results to vary from those expressed in forward-looking statements include all statements that are not historical in nature, including statements regarding:

•	the industry and markets, including their outlook, in which we operate and our competitive position;

•

the impact of political, social or economic conditions (including commodity demand associated with the industrialization of developing economies) on our results and our susceptibility to downturns in the general economy;

•	our operations, competitive position, growth strategy and prospects;

•

our ability to complete, integrate and benefit from acquisitions, including our pending acquisition of RailAmerica, Inc., investments, joint ventures and strategic alliances, and the challenges associated with managing rapid growth and operating a global business with decentralized management and operations;

•	our indebtedness and our ability to fulfill our obligations under such indebtedness;

•	the imposition of operational restrictions as a result of covenants in our debt agreements;

•

our susceptibility to severe weather conditions, climate change and other natural occurrences, which could result in shutdowns, derailments, other substantial disruptions of operations or impacts on our customers;

•

governmental policies, legislative and regulatory developments affecting our railroad operations or the operations of our customers, including the passage of new legislation, rulings by the Surface Transportation Board and the Federal Railroad Administration, as well as the actions of the Railroad Retirement Board in the United States and the actions of the governmental entities in the foreign jurisdictions where we operate;

•	our relationships with Class I railroads and other connecting carriers for our operations;

•	our ability to obtain railcars and locomotives from other providers on which we are currently dependent;

•	competition from numerous sources, including those relating to geography, substitute products, other modes of transportation and other rail operators;

•	changes in foreign exchange policy or rates;

•	strikes, work stoppages or unionization efforts by our employees or in the rail network;

•	our ability to attract, retain and develop a sufficient number of skilled employees, including senior leadership in the various geographies in which we operate;

•	our obligation as a common carrier to transport hazardous materials by rail;

•	the occurrence of losses or other liabilities which are not covered by insurance or which exceed our insurance limits, or which cause our self-insured retentions or insurance premiums to rise;

•	rising fuel costs or constraints in fuel supply;

•	customer retention and contract continuation;

•	our exposure to the credit risk of customers and counterparties;

•	our ability to manage our growth effectively;

•	our funding needs and financing sources, including our ability to obtain government funding for capital projects;

•	acts of terrorism and anti-terrorism measures;

•

the effects of market and regulatory responses to environmental, health and safety law changes, as well as the effects of violations of, or liabilities under, new or existing environmental, health and safety laws, regulations and requirements;

•	our susceptibility to various legal claims and lawsuits; and

•	our susceptibility to risks associated with doing business in foreign countries.

The areas in which there is risk and uncertainty are further described in documents that we file from time to time with the Securities and Exchange Commission (the “SEC”), which contain additional important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained herein. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and our actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed or incorporated by reference in this prospectus or any accompanying prospectus supplement not to occur.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are taking advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update our forward-looking statements whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

Where You Can Find More Information About Us

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information in the documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any documents we file in the future with the SEC subsequent to the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we and the selling stockholders, if any, sell all of the securities that we have registered for sale under the registration statement of which this prospectus forms a part.

•

The Annual Report on Form 10-K for the year ended December 31, 2011 (filed on February 27, 2012), including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A (filed on April 10, 2012);

•	The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 (filed on May 7, 2012 and August 7, 2012, respectively);

•

The Current Reports on Form 8-K filed on February 3, 2012, March 1, 2012, May 23, 2012, June 8, 2012, July 23, 2012 (other than Item 7.01 and Item 9.01 – Exhibit 99.2), August 2, 2012 (only with respect to Item 5.02), September 10, 2012 and September 12, 2012; and

•	The description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-31456) filed on September 23, 2002.

We make available any documents that we file with the SEC free of charge on our website at http://www.gwrr.com as soon as reasonably practicable after we electronically file such documents with the SEC. Information contained on or accessible through our website is not, and should not be deemed to be, a part of this prospectus or the accompanying prospectus supplement. In addition, you may request a copy of these documents, including the documents that are incorporated by reference in this prospectus, at no cost by writing or calling us at the following address or phone number.

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, CT 06830

Attention: Corporate Communications

Telephone: (203) 629-3722

We and the selling stockholders, if any, have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders, if any, sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement and the documents incorporated by reference herein may also add, update or change information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Find More Information About Us.” Unless the context otherwise indicates, the terms “Genesee & Wyoming,” “we,” “us” or “our” mean Genesee & Wyoming Inc. and its consolidated subsidiaries.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC using the automatic shelf registration process. Under the automatic shelf registration process, we may offer from time to time, in one or more offerings, an unlimited amount of any of the following securities:

•	debt securities;

•	preferred stock;

•	Class A Common Stock;

•	warrants;

•	depositary shares;

•	stock purchase contracts and stock purchase units; and

•	units, comprised of two or more of any of the securities referred to herein in any combination.

The selling stockholders, if any, may also offer from time to time, in one or more offerings, shares of our Class A Common Stock.

Debt Securities

We may offer unsecured general obligations, which may be either senior, senior subordinated or subordinated, and may be convertible into shares of our Class A Common Stock or shares of our preferred stock. In this prospectus, we refer to our senior debt securities, senior subordinated securities and subordinated debt securities together as “our debt securities.” The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The senior subordinated debt securities and the subordinated debt securities will be entitled to payment only after payment of our senior debt, including amounts under our current or future senior credit facilities.

Our debt securities will be issued under one of two indentures each between us and a trustee. We have summarized general features of our debt securities under “Description of Our Debt Securities.” We encourage you to read the indentures, the form of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock

We may issue shares of our preferred stock, $0.01 par value per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Class A Common Stock

We may issue shares of our Class A Common Stock. Holders of shares of our Class A Common Stock are entitled to receive dividends when declared by our Board of Directors, subject to the rights of holders of our preferred stock. Each holder of our Class A Common Stock is entitled to one vote per share. Except as described herein, the holders of our Class A Common Stock have no preemptive rights or cumulative voting rights. See “Description of Our Capital Stock” for a more complete discussion of dividend, voting and conversion rights with respect to our outstanding shares of Class A Common Stock and our Class B common stock, par value $0.01 per share (Class B Common Stock).

Warrants

We may issue warrants to purchase debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We have summarized general features of our warrants under “Description of Our Warrants.” Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The description of our warrants below under “Description of Our Warrants” and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, the form of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts representing contracts obligating holders to purchase from us and for us to sell to the holders shares of Class A Common Stock or shares of preferred stock at a future date or dates. The price per share of Class A Common Stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either (1) debt securities issued by us or (2) debt obligations of third parties, which may or may not secure the holder’s obligations to purchase the Class A Common Stock or preferred stock under the stock purchase contracts.

Units

We may issue units consisting of one or more warrants, debt securities, shares of Class A Common Stock, preferred stock, depositary shares, stock purchase contracts or stock purchase units or any combination of such securities.

Risk Factors

Investing in our debt securities, shares of preferred stock, shares of Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units or units involves risks. Before you make a decision to buy any of these securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our quarterly reports on Form 10-Q for the quarterly periods subsequent thereto, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

About Genesee & Wyoming Inc.

We operate short line and regional freight railroads and provide railcar switching services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, we operate a longer-haul railroad that runs approximately 1,400 miles between Tarcoola in South Australia and Darwin in the Northern Territory of Australia. We operate in 30 states in the United States, four Australian states, one Australian territory and three Canadian provinces and provide rail service at 17 ports in North America and Europe. Our corporate predecessor was founded in 1899 as a 14-mile rail line serving a single salt mine in upstate New York. As of June 30, 2012, we operated over approximately 7,600 miles of owned, jointly owned or leased track (inclusive of the Tarcoola to Darwin rail line operated under a concession agreement) and 1,405 additional miles under other contractual track access arrangements. Based on North American track miles, we believe that we are the second largest operator of short line and regional freight railroads in North America.

By focusing our corporate and regional management teams on improving our return on invested capital, we intend to continue to increase our earnings and cash flow. In addition, we expect that acquisitions will adhere to our return on capital expectations and that existing operations will strive to improve year-over-year financial returns and safety performance.

Our principal executive offices are located at 66 Field Point Road, Greenwich, CT 06830, and our telephone number is (203) 629-3722.

Ratios of Earnings to Fixed Charges

The following table shows our consolidated ratios of earnings to fixed charges for the six months ended June 30, 2012 and for each of the five most recent fiscal years ended on December 31:

	Six Months Ended June 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	5.0	4.3	4.8	3.4	4.7	4.8

(1)	Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding. For the purposes of the table above, fixed charges include interest expense on all debt, capitalized interest, amortization of deferred debt issuance costs and the portion of rental expense on operating leases which management believes is attributable to interest.

Use of Proceeds

Unless otherwise indicated in the prospectus supplement, we will use all or a portion of the net proceeds from the sale of our securities offered by this prospectus and the prospectus supplement for general corporate purposes.

We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders, if any. The selling stockholders will receive all of the net proceeds from the sale of the shares of Class A Common Stock by the selling stockholders.

Description of Our Debt Securities

Any of our debt securities issued under this prospectus will be our direct, unsecured general obligations. Our debt securities will be either senior debt securities (Senior Debt Securities), senior subordinated debt securities (Senior Subordinated Debt Securities) or subordinated debt securities (Subordinated Debt Securities).

The Senior Debt Securities will be issued under an indenture between us and a U.S. banking institution (a Trustee), and the Senior Subordinated Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a Trustee. The Trustee for each series of our debt securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a “Senior Indenture” and Senior Subordinated Debt Securities and Subordinated Debt Securities will be issued under a “Subordinated Indenture”, in each case, as supplemented and/or amended by one or more supplemental indentures. Together the Senior Indenture and the Subordinated Indenture are called the “Indentures” and each an “Indenture”.

Our debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement and such terms will supplement and, if applicable, modify the general terms described in this prospectus.

We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement of which this prospectus forms a part and you should read the Indentures for provisions that may be important to you. Whenever we refer to this prospectus or in the prospectus supplement to defined terms of the Indentures, those defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

General

The debt securities will be our direct, unsecured general obligations. The Senior Debt Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The Senior Subordinated Securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (including the Senior Debt Securities) as described under “Subordination” below and in the prospectus supplement applicable to any Senior Subordinated Debt Securities. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (including the Senior Debt Securities) and Senior Subordinated Indebtedness (including the Senior Subordinated Debt Securities) as described under “Subordination” below and in the prospectus supplement applicable to any Subordinated Debt Securities.

The Indentures provide that our debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

A prospectus supplement will include the terms of any debt securities being offered (Offered Debt Securities), including the covenants, if any, that will apply to the particular Offered Debt Securities. These terms will include some or all of the following:

•	the title of the Offered Debt Securities;

•	whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities;

•	the total principal amount of the Offered Debt Securities;

•	the dates on which the principal of the Offered Debt Securities will be payable;

•	the interest rate, which may be fixed or variable, of the Offered Debt Securities and the interest payment dates for the Offered Debt Securities;

•	the places where payments on the Offered Debt Securities will be payable;

•	any terms upon which the Offered Debt Securities may be redeemed at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Offered Debt Securities;

•	whether the Offered Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	if convertible into shares of our Class A Common Stock or any of our other securities, the terms on which such Offered Debt Securities are convertible;

•	any addition to or change in the covenants in the applicable Indenture; and

•	any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity (Original Issue Discount Securities). The applicable prospectus supplement will describe the material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

The general provisions of the Indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions, if any, to the “Events of Default” described below that are applicable to the Offered Debt Securities or any covenants or other provisions providing event risk or similar protection.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable Indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

•	the depositary is unwilling or unable to continue as depositary;

•	an Event of Default has occurred and is continuing; or

•	as otherwise provided in the applicable prospectus supplement.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable Indenture or any prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default (Event of Default) under the Indentures with respect to our debt securities of any series:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (whether or not, in the case of the Senior Subordinated Debt Securities or Subordinated Debt Securities, prohibited by the subordination provisions described under “—Subordination” below);

•

default in the payment of the principal of and premium, if any, on any debt security of that series at its Maturity (whether or not, in the case of the Senior Subordinated Debt Securities or Subordinated Debt Securities, prohibited by the subordination provisions described under “—Subordination” below);

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•

default in the performance, or breach, of any covenant or warranty in the applicable Indenture, other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of debt securities of a series other than that series, and continuance of such default or breach for a period of 30 days after there has been given by registered or certified mail, to us by the applicable Trustee or to us and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

•

failure by us to pay final judgments aggregating in excess of $2,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; or

•	any other Event of Default provided with respect to debt securities of that series.

If you are a holder of Senior Subordinated Debt Securities or Subordinated Debt Securities, all remedies available upon the occurrence of an event of default under the applicable indenture will be subject to the restrictions on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, described below under “—Subordination” and/or the applicable prospectus supplement.

Each Indenture requires us to file with the applicable Trustee, annually, an officers’ certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

Subject to any terms or conditions specified in the applicable prospectus supplement, if an Event of Default with respect to our debt securities of any series at the time outstanding occurs and is continuing, then in every case the applicable Trustee or the holders of not less than 25% in principal amount of our outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are Original Issue Discount Securities, that portion of the principal amount of those Original Issue Discount Securities as may be specified in the terms of those Original Issue Discount Securities, of all our debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable Trustee if given by holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which such debt securities are denominated (except as otherwise provided in the applicable Indenture or specified in the prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

Subject to any terms or conditions specified in the applicable prospectus supplement, if an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in a prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to our debt securities of a particular series occurs and is continuing, the applicable Trustee will be under no obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of our outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under the applicable Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to our debt securities of that series.

At any time after a declaration of acceleration with respect to any series of our debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the applicable Indenture, the holders of a majority in principal amount of our outstanding debt securities of that series, by written notice to us and the applicable Trustee, may rescind and annul such declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

Merger or Consolidation

Subject to any terms or conditions specified in the applicable prospectus supplement, each Indenture provides that we may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any Person, unless:

•

the successor corporation formed by the consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest on all our debt securities issued under the applicable Indenture and the performance of every covenant in the applicable Indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

•	the other conditions as may be specified in the applicable prospectus supplement are satisfied.

Modification or Waiver

Subject to any terms or conditions specified in the applicable prospectus supplement, without prior notice to or consent of any holders, we and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes:

•

to evidence the succession of another corporation to our rights and the assumption by that successor of our covenants and obligations under the applicable Indenture and under our debt securities issued thereunder in accordance with the terms of the applicable Indenture;

•

to add to our covenants for the benefit of the holders of all or any series of our debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any of our rights or powers under the applicable Indenture;

•

to add any additional Events of Default, and if those Events of Default are to be applicable to less than all series, stating that those Events of Default are expressly being included solely to be applicable to that series;

•

to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security issued thereunder of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply;

•

to secure the debt securities issued thereunder or to provide that any of our obligations under the debt securities or the applicable Indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•

to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable Indenture in any material respect;

•	to establish the form or terms of debt securities as permitted by the applicable Indenture;

•

to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or

•

to cure any ambiguity, to correct or supplement any provision in the applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable Indenture and the debt securities issued thereunder and the Trust Indenture Act (the TIA) or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

With the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately, we and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the holders of debt securities under the applicable Indenture; provided, however, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected, modify the principal or interest terms, reduce the percentage required for modifications or otherwise conflict with the required provisions of the TIA or make those changes or modifications specified in the applicable prospectus supplement as requiring the consent of the holder of each outstanding debt security for each series affected.

A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of that series with respect to that covenant or other provision, will be deemed not to affect the rights under the applicable Indenture of the holders of debt securities of any other series.

Each of the Indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant Trustee, may on behalf of the holders of the debt securities of that series waive any Default or Event of Default and its consequences under the applicable Indenture, except:

•	a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Senior Debt Securities

The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries. Any such limitations will also be described in the applicable prospectus supplement.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, and premium, if any, and interest on the Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture or the Senior Subordinated Indenture, as applicable, and as described in the applicable prospectus supplement, in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Debt Securities and, in the case of, the Subordinated Debt Securities only, the Senior Subordinated Debt Securities, but our obligation to make payment of principal (and premium, if any) or interest on the Senior Subordinated Debt Securities and Subordinated Debt Securities will not otherwise be affected. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness that is neither Senior Indebtedness nor Senior Subordinated Indebtedness and only Indebtedness that is Senior Indebtedness will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indenture.

Unless otherwise indicated in a prospectus supplement, no payment on account of principal (and premium, if any), sinking funds or interest may be made on the Senior Subordinated Debt Securities or the Subordinated

Debt Securities at any time when there is a default in the payment of principal (and premium, if any), interest or certain other obligations on Senior Indebtedness relative to the applicable Offered Debt Securities. In addition, the prospectus supplement for each series of Senior Subordinated Debt Securities or Subordinated Debt Securities may provide that payments on account of principal, any premium, if any, or interest in respect of such Senior Subordinated Debt Securities or Subordinated Debt Securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement. Unless otherwise indicated in a prospectus supplement, in the event that, notwithstanding the foregoing, any payment by us described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the holders of any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities before all Senior Indebtedness relative to such Offered Debt Securities is paid in full, that payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness relative to the applicable Offered Debt Securities, the holders of the Senior Subordinated Debt Securities and the Subordinated Debt Securities will be (as applicable) subrogated to the rights of the holders of the Senior Indebtedness relative to such Offered Debt Securities to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, as applicable.

By reason of this subordination, in the event of a distribution of assets upon insolvency, holders of Senior Indebtedness and certain of our general creditors may recover more, ratably, than holders of the Senior Subordinated Debt Securities or the Subordinated Debt Securities. The Subordinated Indenture provide that the subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of a series of Senior Subordinated Debt Securities or Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. “Indebtedness” and “Senior Indebtedness” with respect to any series of Senior Subordinated Debt Securities or Subordinated Debt Securities will have the meaning specified in the applicable prospectus supplement for that series. “Senior Subordinated Indebtedness” is defined in the Senior Subordinated Debt Indenture as the applicable Senior Subordinated Debt Securities and any other Indebtedness that ranks pari passu with such Senior Subordinated Debt Securities. Any Indebtedness that is subordinate or junior by its terms in right of payment to any other Indebtedness will be subordinate to Senior Subordinated Indebtedness, unless the instrument creating or evidencing the same of pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness and is not subordinated by its terms to any Indebtedness that is not Senior Indebtedness.

Discharge, Legal Defeasance and Covenant Defeasance

The applicable Indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when either:

•	all debt securities, with the exceptions provided for in the Indenture, of that series have been delivered to the applicable Trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their Stated Maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e. the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable Indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e. the “covenant defeasance option,” at any time after the conditions set forth in the applicable prospectus supplement have been satisfied.

Conversion Rights

The terms and conditions, if any, upon which Offered Debt Securities are convertible into shares of our Class A Common Stock will be set forth in the prospectus supplement relating thereto. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those Offered Debt Securities.

Corporate Existence

Subject to the terms of the applicable Indenture and as set forth in the applicable prospectus supplement, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The Indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Description of Our Capital Stock

In this section, we describe the material features and rights of our capital stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Delaware law and our restated certificate of incorporation and by-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information About Us”.

In General

Our authorized capital stock consists of 180,000,000 shares of Class A Common Stock, par value $0.01 per share, 30,000,000 shares of Class B Common Stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of August 31, 2012, there were (1) 40,985,526 shares of Class A Common Stock issued and outstanding, held by approximately 273 holders of record and (2) 1,892,048 shares of Class B Common Stock issued and outstanding, held by approximately 100 holders of record.

Class A Common Stock and Class B Common Stock

Voting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Except with respect to the class voting rights of the Class A Common Stock and Class B Common Stock described below or as otherwise required by law, all actions submitted to a vote of stockholders are voted on by the holders of Class A Common Stock and Class B Common Stock voting together as a single class. Except for the filling of vacancies and newly created directorships, a plurality of all of the holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy is necessary for the election of directors at a meeting of stockholders that is duly called and has a quorum present. Certain other actions requiring stockholder approval must be approved by a majority of the voting power of the Class A Common Stock and Class B Common Stock. Subject to certain exceptions, the affirmative vote of 66 2/3% of the voting power of the Class A Common Stock and Class B Common Stock, voting as a single class, is necessary for the approval of a merger, consolidation or sale of substantially all of our assets. Holders of our capital stock are not entitled to cumulative voting in the election of directors.

Conversion. Class A Common Stock has no conversion rights. Pursuant to our Class B Stockholders’ Agreement, dated May 20, 1996 (Class B Stockholders’ Agreement), each share of Class B Common Stock is convertible into one share of Class A Common Stock (1) at any time at the option of the holder of the Class B Common Stock and (2) automatically upon any transfer by the holder thereof other than (a) a transfer by gift to a spouse, child or grandchild of a holder of record of Class B Common Stock, or to a trust for the benefit thereof, (b) a transfer to Mortimer B. Fuller, III or any Executive Officer (as defined in the Class B Stockholders’ Agreement) or (c) a transfer to a spouse, child or grandchild of a holder of record of Class B Common Stock, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record.

Dividends. Dividends are payable on the outstanding shares of (1) only Class A Common Stock or (2) both Class A Common Stock and Class B Common Stock, in each case, when, as and if declared by our Board of Directors. If there is any arrearage in the payment of dividends on shares of our preferred stock, we may not pay dividends upon, repurchase or redeem shares of our Class A or Class B Common Stock.

If our Board of Directors determines to pay a dividend on Class B Common Stock, each share of Class A Common Stock will receive a dividend in an amount 10% greater than the amount of the dividend per share paid on the Class B Common Stock.

Liquidation. In the event of liquidation, holders of Class A Common Stock and Class B Common Stock will share with each other on a ratable basis as a single class in the net assets of our company available for distribution after payment or provision for our liabilities and after satisfaction of any liquidation preference on any series of our preferred stock.

Other Terms. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common Stock or Class B Common Stock must be identical to that received by the holders of the other class. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock are entitled to preemptive rights, and neither the Class A Common Stock nor the Class B Common Stock is subject to redemption.

Listing. Our Class A Common Stock is quoted on the New York Stock Exchange under the symbol “GWR.”

Preferred Stock

General. Our Board of Directors, without action by stockholders, is authorized to:

•	authorize the issuance of shares of preferred stock in one or more series;

•	establish the number of shares in each series; and

•	fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions of each series.

Each time that we issue a new series of preferred stock registered under the registration statement of which this prospectus forms a part, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of our company;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our Class A Common Stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our by-laws.

The shares of any series of preferred stock will be, when issued, fully paid and non-assessable.

Ranking. Each new series of our preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends. Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our Board of Directors, out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by our Board of Directors.

We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

Conversion and Exchange. The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our Class A Common Stock or exchangeable for securities of a third party.

Redemption. We will specify in the prospectus supplement relating to each new series of preferred stock:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.

In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by our Board of Directors.

Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on or after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

Liquidation Preference. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

•	any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

In the event that holders of preferred stock are not paid in full upon our liquidation, dissolution or winding up, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

Voting Rights. The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by law.

Classes of Directors

Our Board of Directors is currently classified into three classes. One class of directors is elected each year and the members of that class hold office for a three-year term or until their successors are duly elected and qualified. The classification of directors will have the effect of making it more difficult for a third party to change the composition of our Board of Directors without the support of the incumbent directors. At least two annual stockholder meetings, instead of one, will be required to effect a change in the control of our Board, unless stockholders remove directors for cause.

Description of Our Warrants

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Class A Common Stock will not have any rights of holders of the preferred stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Class A Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed either by the laws of the State of New York or the laws of the State of Delaware.

Description of Our Depositary Shares

The following description of depositary shares representing shares of our preferred stock sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying a fraction or a multiple of a share of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares provide for this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

Description of Our Stock Purchase Contracts and Stock Purchase Units

The following description of stock purchase contracts and stock purchase units sets forth certain general terms of the stock purchase contracts and/or stock purchase units that we may issue. The particular terms of any stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the stock purchase contracts or stock purchase units. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the stock purchase contracts, any collateral arrangements and any depositary arrangements relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued which will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

We may issue stock purchase contracts representing contracts obligating holders to purchase from us and for us to sell to the holders shares of Class A Common Stock or shares of preferred stock at a future date or dates. The price per share of Class A Common Stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	debt securities issued by us, or

•	debt obligations of third parties, including U.S. Treasury securities,

which may or may not secure the holder’s obligations to purchase the Class A Common Stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original stock purchase contract.

Description of Our Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Selling Stockholders

We may register shares of our Class A Common Stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. We may register these shares to permit selling stockholders to resell their shares when and if they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of Class A Common Stock at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares of Class A Common Stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of Class A Common Stock by a selling stockholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of Class A Common Stock owned by the selling stockholders, other than underwriting fees, discounts or commissions which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, describing their position or material relationship with us, the amount of shares to be registered and sold and any other terms of the shares of Class A Common Stock being sold by each selling stockholder.

Plan of Distribution

The debt securities, preferred stock, Class A Common Stock, warrants, depositary shares, stock purchase contracts, stock purchase units and units may be sold from time to time in one or more transactions:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of securities we sell will describe that offering, including:

•	the name or names of any underwriters;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The Class A Common Stock covered by this prospectus may also be sold from time to time by our selling stockholders. The selling stockholders and their successors, including their transferees, may sell their shares of Class A Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of the securities. In the case of sales by selling stockholders, we will not receive any of the proceeds from the sale by them of the securities. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by selling stockholders through underwriters, dealers and agents. We will name the underwriters, dealers or agents acting for the selling stockholders in a prospectus supplement and provide the principal terms of the agreement between the selling stockholders and the underwriters, dealers or agents. In offering the securities covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those securities may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Legal Opinion

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RailAmerica, Inc. appearing in RailAmerica Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of RailAmerica Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference from Genesee & Wyoming Inc.’s Current Report on Form 8-K filed with the SEC on September 12, 2012. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.